UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	January 15, 2013

DEL TORO SILVER CORP.
(Exact name of registrant as specified in its charter)
Nevada	000-52499	98-0515290
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
Suite 320 North Carson Street, Carson City, Nevada 89701
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code	775.782.3999
N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On August 31, 2012, Del Toro Silver Corp. (the “Company”) entered into a Partial Purchase Option Agreement, as amended on September 21, 2012, with Natchez Pass LLC to acquire up to a 67.5% interest, in leasehold interests to land in Pershing County, Nevada.

Effective January 15, 2013, the Company and Natchez Pass LLC have entered into a second amendment to amend Section 3 of the Partial Purchase Option Agreement to provide for two additional 60 day extensions of the due diligence period for $7,000 per extension.

Should the Company opt to exercise its third option under Section 2.3 of the Partial Purchase Option Agreement, the Company shall, reimburse Natchez Pass LLC, under the year 1 work plan, for the amounts Natchez Pass LLC expends on improvements undertaken for the assets (as defined in Section 1 of the Partial Purchase Option Agreement).

Item 9.01	Financial Statements and Exhibits
10.1	Natchez Pass Partial Purchase Option Agreement, Second Amendment, dated January 15, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
DEL TORO SILVER CORP.
/s/ Greg Painter
Greg Painter
President, Chief Executive Officer, Secretary, Treasurer and Director
Date: January 16, 2013